A member firm of Ernst & Young Global Limited Ernst & Young LLP One Manhattan West New York, NY 10001 Tel: +1 212 773 3000 ey.com Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the Registration Statement (Form N-2 No. 333- 272426) of Carlyle Credit Income Fund and in the related Prospectus of our report dated November 18, 2025, with respect to the financial statements of Carlyle Credit Income Fund included in this Annual Report (N-CSR) for the year ended September 30, 2025. /s/ Ernst & Young LLP New York, NY November 18, 2025